Exhibit 10.5
November 14, 2006
TEKELEC
5200 Paramount Parkway
Morrisville, N.C. 27560
     Re: Settlement Release and Amendment
Ladies and Gentlemen:
     Reference is hereby made to the Master Procurement Agreement, dated March 26, 2004 (the “Master Agreement”), between Pac-West Telecomm, Inc. (the “Company”) and Tekelec, on behalf of itself and its majority owned subsidiary, Santera Systems Inc. (“Vendor”), and the Custom Extended Warranty Services Agreement, dated March 26, 2004, between the Company and the Vendor (the “Warranty Agreement” and together with the Master Agreement, the “Vendor Agreements”). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Vendor Agreements.
     The purpose of this letter agreement is to confirm the parties’ understanding that, subject to and conditioned upon consummation of the proposed financing transaction between Columbia Ventures Corporation and its affiliates and the Company (the “Financing Transaction”):
     (1) the Company agrees to promptly thereafter pay to the Vendor $535,000 by wire transfer of immediately available funds as settlement in full of all amounts due and owing, whether or not invoiced (other than obligations invoiced for Services to be prospectively provided by the Vendor), by the Company to the Vendor as of the date hereof under the terms of the Vendor Agreements and any other agreements between the parties (the “Obligations”):
     (2) the Vendor agrees, upon receipt of such payment, to release and forever discharge the Company from any and all claims arising out of or in connection with the Obligations, and waive any actual or alleged breach by the Company of, or default or termination event arising under, the terms of such agreements in connection with the Obligations (collectively, the “Vendor’s Settlement and Release”); and
     (3) the Company agrees, upon Vendor’s receipt of such payment, to release and forever discharge the Vendor from any and all claims arising out of or in connection with the Vendor Agreements arising prior to the date of Company’s settlement payment, and waive any actual or
1776 W. March Lane, Suite 250 | Stockton, CA 95207 | main 800-399-1234 | fax 209-926-4444 | www.pacwest.com

alleged breach by the Vendor of, or default or termination event arising under, the terms of such Vendor Agreements prior to the date of Company’s settlement payment (collectively, the “Company’s Settlement and Release”).
     In addition, the parties understand that, except as otherwise expressly provided in this letter agreement, the Vendor’s Settlement and Release and the Company’s Settlement and Release shall in no way amend or otherwise modify the Vendor Agreements and the Company’s and the Vendor’s executory obligations thereunder, and the Company and the Vendor shall, subject to the terms of this letter agreement, continue to be bound by, and entitled to enforce, the terms and conditions of the Vendor Agreements; provided that, subject to consummation of the Financing Transaction, the Company shall thereafter pay to the Vendor all amount presently due and owing for Services previously billed but not yet paid (e.g., invoice 148699 for $46,057.44 dated October 23, 2006; and invoices 149246, 149247, and 149248 for $61,750,00, $61,824.22. and $182,313.50, respectively, each dated November 6, 2006) in four equal quarterly installments in advance beginning on the day the Financing Transaction is consummated (or on such later business day as such invoices are actually received by the Company). For all other Services, the Company shall thereafter pay to the Vendor all amounts due in four equal quarterly installments in advance beginning on the expiration date for each product warranty or Customer Extended Warranty Service commitment. This letter agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned, and shall supersede all prior understandings and communications regarding the subject matter hereof.

Very truly yours, PAC-WEST TELECOMM, INC.
/s/ Henry R. Carabelli
Name:	Henry R. Carabelli
Its: President and Chief Executive Officer

Accepted and agreed to as of the date first written above:
TEKELEC

/s/ Gregory S. Rush Name: Gregory S. Rush
Its: V.P. Controller, CAD
1776 W. March Lane, Suite 250 | Stockton, CA 95207 | main 800-399-1234 | fax 209-926-4444 | www.pacwest.com